                                                                  EXHIBIT 10(6)
                              EMPLOYMENT AGREEMENT


        EMPLOYMENT AGREEMENT entered into as of the 20th day of February, 1995 by and between Capsure Holdings Corp. ("Capsure"), a Delaware corporation, and Steven S. Zeitman (the "Employee"), an individual.


                              W I T N E S S E T H:

        WHEREAS, Capsure or various of its current subsidiaries have employed the Employee since July 14, 1986, and since February 20, 1990, pursuant to an Employment Agreement dated as of February 20, 1990 (the "Prior Agreement");

        WHEREAS, Capsure wishes to continue to employ the Employee for the period provided in this Employment Agreement (the "Agreement") and the Employee is willing to continue to serve in the employ of Capsure and of any direct or indirect subsidiary of it (collectively the "Companies");

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

        Article One:  Employment

        A. Capsure will continue to employ the Employee for the period (the "Employment Period") commencing on February 20, 1995 and ending February 19, 1997. The Employee accepts such employment and agrees to serve in the capacities set forth in this Agreement and to perform such services of an executive vice president nature commensurate with his position and offices and agrees diligently and competently to devote his entire business time and attention to such services, excepting disabilities, illness, vacation, paid holidays given by the Companies, and reasonable activities having a charitable, educational or other public interest purpose.

        B. During the Employment Period, the Employee shall serve as Executive Vice President of United Capitol Holding Company ("UCHC") and United Capitol Insurance Company ("UCIC"). In that capacity the Employee shall have such duties and responsibilities as may be assigned to him by the President and Chief Executive Officer of UCHC and UCIC, commensurate with the position of Executive Vice President. It is contemplated that the Employee's primary responsibility shall be to maintain and to further develop efficient underwriting operations for the UCHC and UCIC.

        C. In connection with his employment, the Employee shall not be required to relocate or transfer his principal residence from its present location in Marietta, Georgia, and the Employee shall not be required to perform services which would make the continuance of either his normal homelife or his principal residence in its existing location unreasonably difficult or inconvenient for him. A violation of any of these conditions shall be construed as an attempt by Capsure to terminate the Employee's service without cause.


        D. Capsure and the Employee mutually agree that the Prior Agreement has expired in accordance with its terms.

        Article Two:  Compensation During the Employment Period

        A. The Companies will make available to the Employee, to the extent he satisfies the eligibility requirements thereof and to the extent permitted by law, any fringe or employee benefit program introduced generally to senior corporate officers. These benefits include, but are not limited to, pension, profit sharing, stock purchase, stock option, stock appreciation, savings deferred compensation, bonus, life insurance, disability insurance, health insurance, major medical and hospitalization insurance, and other plans and policies authorized now or in the future which in any event shall provide benefits to the Employee at a level that, in the aggregate, are not significantly less than those currently in effect with respect to the Employee.

        B. During the Employment Period, Capsure shall pay to the Employee and the Employee shall accept for his services a minimum annual aggregate salary of $167,000, payable in accordance with the Companies' customary payroll policy as in effect from time to time. At Capsure's option, the salary described herein may be paid through one of the Companies. The Companies reserve the right at any time and from time to time to increase the minimum annual salary of the Employee and shall review at least each year such minimum annual salary in relationship to the goals and performance of the Companies and prevailing competitive conditions. To the extent that the Employee's minimum annual salary is increased, the new amount will become known as his new minimum annual salary and such new minimum annual salary shall not thereafter be reduced.

        The minimum or new minimum annual salary due the Employee excludes any bonus or any other employee benefit or perquisite to which the Employee is entitled and, when adjusting the Employee's salary, the Board of Directors or any other body or group of persons responsible for setting the Employee's salary shall not take into consideration any bonuses, employee benefits or perquisites due the Employee.

        C. The Employee shall be entitled to, but not obligated to take, the number of paid vacation days in each calendar year determined by the Companies from time to time for its senior executive officers, but not less than three weeks in any calendar year. At the Employee's fifth anniversary with UCIC, the Employee shall then be entitled to four weeks vacation in that calendar year and each ensuing year. The Employee shall also be entitled to all paid holidays given by the Companies to its senior executive officers.

        D. The Companies' obligation to pay the Employee the minimum annual salary during the Employment Period may be extinguished only upon a termination of the Employee's employment pursuant to the provisions of Articles Five and Six.

        E. The Employee shall be entitled to an annual bonus. The amount of such bonus shall be determined and paid in December of each year, and the amount of such bonus shall be determined by the Chief Executive Officer of Capsure, but subject to the final approval of the Compensation Committee of Capsure.

        F. The Companies shall reimburse the Employee for all out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, including professional activities, upon the presentation of appropriate documentation therefore in accordance with the then customary procedures of the Companies.

        Article Three:  Deleted

        Article Four:  Notice of Breach

        Capsure and the Employee agree that, prior to the termination of the Employment Period by reason of any breach of any provisions of this Agreement, the injured party will give the party or parties in breach written notice specifying such breach and permitting the party in breach to cure such breach within the period of thirty (30) days after receipt of such notice.

        Article Five:  Inability to Perform

        If, during the Employment Period, the Employee shall be unable to substantially perform the duties required of him pursuant to his employment due to any disability preventing him from performing such services for a period of six (6) cumulative months in a twelve consecutive month period, Capsure shall have the right to terminate the Employee's employment pursuant to this Agreement on thirty (30) days written notice, at the end of which time the Employee's employment shall be terminated. As used in this Agreement, the term "disability" shall mean the substantial inability of the Employee to perform his essential duties under this Agreement as determined by an independent physician selected by Capsure with the approval of the Employee. Any disability of less than six consecutive months duration shall not be cause for interruption, suspension or withholding of the salary due the Employee by Capsure.

        Article Six:  Termination

        This New Agreement:

                (i) may be terminated at any time by mutual agreement between the Employee and Capsure;

                (ii) shall terminate immediately upon the death of the Employee, but the Employee's estate shall be entitled to receive the salary due the Employee for a period of three (3) months following the day the death of the Employee occurred. As a condition for the aforesaid payments, Capsure shall have the right to require submission of proof of the Employee's death;

                (iii) may be terminated due to the disability of the Employee pursuant to Article Five;

                (iv) may be terminated upon a good faith determination by a majority vote of the Board members of Capsure that the termination of this Agreement is necessary by reason of a determination by any insurance department of a state having jurisdiction over Capsure or any subsidiary or affiliate, that the Employee must be removed or disqualified from acting as an officer of Capsure or any of its subsidiaries; or

                (v) may be terminated by Capsure at any time for "cause" upon the giving of thirty (30) days prior written notice to the Employee, setting forth the basis of such termination. For the purpose of this Agreement, the term "cause" shall be limited to:

                        (a) the willful engaging of the Employee in conduct materially injurious to the Companies;

                        (b) continued and willful inattention and neglect by the Employee of the material duties to be performed by him, which inattention and neglect is not the result of illness or disability by the Employee and which inattention and neglect, after compliance with the provisions of Article Four hereof, does not cease within thirty (30) days after written notice thereof specifying the details of such conduct is given to the Employee; and

                        (c) the conviction of the Employee of a felony under state or federal law, unless in any such case the Employee performed such act in good faith and in a manner Capsure reasonably believed to be in or not opposed to the best interests of the Companies.

                Article Seven:  Effective Termination

        A. The Employee's obligation to render services hereunder may be terminated by the Employee without any reduction of the amounts payable to him hereunder if the Employee's circumstances of employment shall have changed (as hereinafter defined). In such event the Employee shall specify by written notice to Capsure the event relied on for such termination, and if such event shall not have been cured within 30 days thereafter, the Employee's employment hereunder shall be deemed terminated. In the event of any termination by the Employee pursuant to this Article Seven, or in the event Capsure shall terminate the Employee's employment, this Agreement or the Employment Period, other than pursuant to Articles Five or Six, the Employee shall continue to be entitled to receive all payments and other benefits provided for in this Agreement.

        B. The Employee's "circumstances of employment shall have changed" shall mean and include any of the following:

                (i) notice by Capsure to the Employee of termination of his employment, this Agreement or the Employment Period for any reason whatsoever, other than pursuant to Articles Five or Six;

                (ii) reduction in the minimum annual salary then being paid to the Employee by Capsure, or reduction in his minimum or new minimum annual salary, or withdrawal from him of substantial fringe benefits (including participation in current or future stock option or stock appreciation plans) available to other senior corporate officers of the
        Companies:

                (iii) a change in the Employee's place of employment without his written consent, other than to UCIC's or UCHC's executive offices at a location in Atlanta, Georgia, or requirements or demands of the Employee to perform services which would make the continuance of his principal; residence and home life in Marietta, Georgia unreasonably difficult or inconvenient for him; or

                (iv) other substantial, material and adverse changes in the Employee's conditions of employment imposed on him by the Companies or any material breach by Capsure of the provisions of this Agreement, after compliance with the provisions of Article Seven hereof.

        Article Eight:  Indemnification

        Capsure will indemnify the Employee (and his legal representatives or other successors) to the fullest extent permitted by the laws of their respective states of their existing certificates of incorporation and by-laws, and the Employee shall be entitled to the protection of any insurance policies the Companies may elect to maintain generally for the benefit of their directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by the Employee or his legal representatives in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director or officer of any of the Companies. If the existing certificates of incorporation and by-laws of the Companies do not provide for indemnity of the Employee to the fullest extent permitted by the laws of their respective states of domicile, the Companies will use their diligent best efforts to cause the amendment of such certificates of incorporation and/or by-laws so as to provide maximum indemnification.

        Article Nine:  Duty to Mitigate

        Notwithstanding anything above to the contrary, after the termination of Employee's employment hereunder to the extent Employee is otherwise employed, any amounts received in consideration thereof shall be used to reduce amounts payable hereunder on a dollar for dollar basis.

        Article Ten:  Non-Solicitation

        A. The Employee shall not at any time during the period of his employment by the Companies or within five years after termination of his employment by the Companies (regardless of the reason for termination), directly or indirectly, solicit any employee of the Companies to leave its employ or join the employ of another, then or at a later time, or solicit the employment of, or permit any business of which he is an owner, partner, substantial shareholder or principal executive to solicit the employment of, any person who was employed by the Companies, within one year prior to the time of such solicitation.

        B. The Employee acknowledges that the provisions of this Article are reasonable and necessary for the protection of the Companies, and that the Companies will be materially damaged if such covenants are not specifically enforced. Accordingly, the Employee agrees that the Companies will be entitled to injunctive relief for the purpose of restraining the Employee from violating such covenants in addition to any other relief to which the Companies may be entitled under this Agreement.

        Article Eleven:  Jurisdiction and Venue

        The parties hereby irrevocably consent to the personal jurisdiction of and the propriety of venue in the courts of the State of Georgia and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

        Article Twelve:  Law

        This New Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

        Article Thirteen:  Notices

        All notices hereunder shall be in writing and shall be, (1) sent by registered or certified mail, return receipt requested, or (2) served by personal service. If intended for Capsure, such notices shall be addressed to it, attention of its Chairman of the Board at Capsure's most current address for its executive offices, or at such other address of which Capsure shall have given notice to the Employee in the manner herein provided; and if intended for the Employee, shall be addressed to him at 1783 Charles Lake Dr., Masisha, GA.

30068, or such other address of which the Employee shall have given notice to Capsure in the manner herein provided. Personal service of notices may be substituted for mailing provided a written receipt of such service is provided by the recipient party. For purposes of this section, notice shall be deemed received upon actual receipt.

        Article Fourteen:  Entire Agreement

        This Agreement constitutes the entire understanding among the parties with respect to the matters referred to herein and no waiver or modification to the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. All prior and contemporaneous agreements and understandings between the parties with respect to the subject matter of this Agreement are superseded by this New Agreement.

        Article Fifteen:  Counterparts

        This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

        Article Sixteen:  Severability

        If any provision in this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

        Article Seventeen:  Binding Effect

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and any successor of Capsure whether by merger, liquidation, sale of assets, reorganization or otherwise and to the heirs, administrators and personal representative of the Employee excepting, however, the elective rights of the Employee pursuant to Article Seven.

        Article Eighteen:  Withholding

        The Companies shall be entitled to withhold from amounts payable to the Employee hereunder such amounts as may be required by applicable law.

        Article Nineteen:  Assignment

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto, other than in accordance with the provisions hereof, without the prior written consent of the other party.

        Article Twenty:  Effect of Waiver

        The waiver by either party of a breach of any provisions of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

        Article Twenty-One:  Headings

        The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


        IN WITNESS WHEREOF, the parties have executed this New Agreement effective February 20, 1995.



"Capsure"                                    "The Employee"
Capsure Holdings Corp.                       Steven S. Zeitman



By: Arthur A. Greenberg                      By:        Stevan S. Zeitman
   --------------------------                   -------------------------------
      Its: Vice-President                               Steven S. Zeitman